Exhibit 10.3

SECOND AMENDMENT TO SHARE CANCELLATION AND LOAN AGREEMENT

            This second amendment to the Share Cancellation and Loan Agreement (the latter dated as of December 24, 2009), by and between Covenant Group Holdings Inc. ("CGH") and Gary Sidhu ("Sidhu") (the “Agreement”), as amended by the first amendment to the Agreement dated as of March 24, 2010 (“First Amendment”), is now further amended by this second amendment to the Agreement (“Second Amendment”).

            The parties acknowledge that pursuant to the Agreement, CGH was the maker of a note (the “Note”) payable to Sidhu in the principal amount of $190,000 of which $90,000 of the principal amount was paid down to Sidhu by CGH following the Note’s execution.  Accordingly, $100,000 in principal amount of the Note had remained due and outstanding.  The Agreement also permitted Sidhu to keep a share certificate in Sidhu’s record name reflecting 500,000 shares of Covenant Group of China Inc. (formerly known as Everest Resources Corp.) common stock as collateral for the Note.  The Note was due and payable on March 24, 2010.

Pursuant to the First Amendment, in consideration for Sidhu’s cancellation of the Note, particularly the remaining $100,000 due and outstanding, Sidhu agreed to return the collateral or the above referenced share certificate, and CGH and Covenant Group of China Inc. agreed to cancel such share certificate and have re-issued a new share certificate representing 300,000 shares of unregistered common stock of Covenant Group of China Inc. in the record name of Sidhu or his designee.  Pursuant to this Second Amendment, the parties agree that for the benefit of CGH and for no additional consideration to Sidhu, the aforementioned 300,000 share consideration shall be revised and reduced to 70,000 shares.  Accordingly, the parties shall take all prompt and necessary steps for the return and cancellation of 230,000 shares held by Sidhu so that Sidhu shall be shown as record owner of 70,000 shares as opposed to 300,000 shares as a result of this Second Amendment.

            This Amendment shall be governed under Pennsylvania law without regard to its choice of law rules and may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment of the date first above written.

COVENANT GROUP HOLDINGS INC.

By:	/s/ Kenneth Wong

Kenneth Wong, its President

COVENANT GROUP OF CHINA INC.

By:	/s/ Kenneth Wong

Kenneth Wong, its President

GARY SIDHU

By:	/s/ Gary Sidhu